UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 25, 2014

Commission file number: 001-35653

Susser Petroleum Partners LP

(Exact name of registrant as specified in its charter)

Delaware	30-0740483
(State or other jurisdiction of	(IRS Employer
Incorporation or organization)	Identification No.)

555 East Airtex Drive

Houston, TX 77073

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (832) 234-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Contribution Agreement for Acquisition of Mid-Atlantic Convenience Stores, LLC

On September 25, 2014, Susser Petroleum Partners LP (the “Partnership”) entered into a Contribution Agreement (the “Contribution Agreement”) with Mid-Atlantic Convenience Stores, LLC (“MACS”), ETC M-A Acquisition LLC (“ETC”) and Energy Transfer Partners, L.P. (“ETP”). Pursuant to the terms of the Contribution Agreement, the Partnership agreed to acquire from ETC all of the issued and outstanding membership interests of MACS (the “MACS Transaction”). Pursuant to the terms of the Contribution Agreement, ETP agreed to guarantee all of the obligations of ETC under the Contribution Agreement. On October 1, 2014, the Partnership completed the MACS Transaction.

MACS’ business consists of (i) the wholesale distribution of motor fuel and (ii) the retail sale of motor fuel and the operation of convenience stores in Georgia, Tennessee, Maryland, Virginia and the District of Columbia.

Subject to the terms and conditions of the Contribution Agreement, at the closing of the MACS Transaction, the Partnership paid ETC $556 million in cash (the “Cash Consideration”) and issued to ETC 3,983,540 common units (“Common Units”) representing limited partner interests of the Partnership (collectively with the Cash Consideration, the “Contribution Consideration”). The Partnership plans to initially finance the Cash Consideration by utilizing availability under its new revolving credit facility described below, with longer term financing through a combination of debt and equity financing. The Cash Consideration is subject to certain working capital adjustments. The Common Units issued to ETC as part of the Contribution Consideration were issued and sold in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The Contribution Agreement contains customary representations and warranties, indemnification obligations and covenants by the parties. There can be no assurance that all of the anticipated benefits of the MACS Transaction will be realized.

Susser Petroleum Partners GP LLC, the general partner of the Partnership (the “General Partner”), holds a noneconomic general partner interest in the Partnership. ETP (i) indirectly owns Common Units representing an approximately 57.8% limited partner interest in the Partnership, (ii) indirectly owns the general partner interest in the Partnership through ETP’s ownership of the General Partner and (iii) directly owns 100% of the outstanding incentive distribution rights in the Partnership.  ETP also indirectly owns 100% of the outstanding membership interest in ETC.

The Contribution Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Contribution Agreement. They are not intended to provide any other factual information about the Partnership, MACS, ETC, ETP or their respective subsidiaries, affiliates or equity holders. The representations, warranties and covenants contained in the Contribution Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Contribution Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties are subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of the Partnership, MACS, ETC, ETP or their respective subsidiaries, affiliates or equity holders as of the date they were made or at any other time.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Purchase and Sale Agreement for Acquisition of Aloha Petroleum, Ltd.

On September 25, 2014, the Partnership and Susser Petroleum Property Company LLC, a Delaware limited liability company (“OpCo”) and wholly owned subsidiary of the Partnership, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Henger BV Inc., a private company organized under the laws of the British Virgin Islands (“Henger”). Henger is the beneficial and record owner of all of the issued and outstanding shares of capital stock (the “Shares”) of Aloha Petroleum, Ltd., a Hawaii corporation (“Aloha”). Pursuant to the terms of the Purchase Agreement, OpCo agreed to acquire from Henger all of the Shares of Aloha (the “Aloha Acquisition”). Pursuant to the terms of the Purchase Agreement, the Partnership agreed to guarantee all of the obligations of OpCo under the Purchase Agreement.

Aloha is the largest independent gasoline marketer and one of the largest convenience store operators in Hawaii, with a wholesale fuel distribution network and six fuel storage terminals on the islands. Aloha currently markets through approximately 100 Shell, Aloha, and Mahalo branded fuel stations throughout Hawaii, about half of which are operated by Aloha.

Subject to the terms and conditions of the Purchase Agreement, at the closing of the Aloha Acquisition, OpCo will pay total consideration of $240 million in cash, subject to a post-closing earn-out, certain closing adjustments and before transaction costs and expenses (the “Purchase Consideration”). The Purchase Agreement contains an earn-out provision that would require OpCo to pay Henger additional purchase price payments equal to 50% of the amount by which certain gross profits of Aloha exceed a threshold amount each year through December 31, 2022. The Partnership plans to finance the Purchase Consideration with borrowings under its new revolving credit facility described below.

The Purchase Agreement includes customary representations, warranties, covenants and indemnities. Consummation of the Aloha Acquisition is expected to occur during the fourth quarter of 2014 and is subject to customary closing conditions. There can be no assurance that all of the closing conditions will be satisfied or that anticipated benefits of the Aloha Acquisition will be realized.

The Purchase Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Purchase Agreement. They are not intended to provide any other factual information about the Partnership, OpCo, Hanger or their respective subsidiaries, affiliates or equity holders. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties are subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of the Partnership, OpCo, Hanger or their respective subsidiaries, affiliates or equity holders as of the date they were made or at any other time.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 2.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Credit Agreement

On September 25, 2014, the Partnership entered into a new Credit Agreement among the Partnership, as Borrower, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and an LC Issuer (the “Credit Agreement”). Proceeds from the Credit Agreement were used to payoff the Partnership’s existing revolving credit facility entered into on September 25, 2012.

The Credit Agreement is a $1.25 billion revolving credit facility, expiring September 25, 2019 (which date may be extended in accordance with the terms of the Credit Agreement). The facility can be increased from time to time upon the Partnership’s written request, subject to certain conditions, up to an additional $250 million. Borrowings under the revolving credit facility will bear interest at a base rate (a rate based off of the higher of (a) the Federal Funds Rate (as defined therein) plus 0.5%, (b) Bank of America’s prime rate or (c) one-month LIBOR (as defined therein) plus 1.00%) or LIBOR, in each case plus an applicable margin ranging from 1.50% to 2.50%, in the case of a LIBOR loan, or from 0.50% to 1.50%, in the case of a base rate loan (determined with reference to the Partnership’s Leverage Ratio (as defined therein)). Upon the first achievement by the Partnership of an investment grade credit rating, the applicable margin will decrease to a range of 1.125% to 2.00%, in the case of a LIBOR loan, or from 0.125% to 1.00%, in the case of a base rate loan (determined with reference to the credit rating for the Partnership’s senior, unsecured, non-credit enhanced long-term debt). Interest is payable quarterly if the base rate applies, at the end of the applicable interest period if LIBOR applies and at the end of the month if daily floating LIBOR applies. In addition, the unused portion of the Partnership’s revolving credit facility will be subject to a commitment fee ranging from 0.250% to 0.35%, based on the Partnership’s Leverage Ratio. Upon the first achievement by the Partnership of an investment grade credit rating, the commitment fee will decrease to a range of 0.125% to 0.275%, based on the Partnership’s credit rating as described above.

The Credit Agreement requires the Partnership to maintain a Leverage Ratio of not more than 5.50 to 1.00. The maximum Leverage Ratio is subject to upwards adjustment of not more than 6.0 to 1.00 for a period not to exceed three fiscal quarters in the event the Partnership engages in certain specified acquisitions in excess of $50,000,000 (as permitted under the Credit Agreement).

Indebtedness under the Credit Agreement is secured by a security interest in, among other things, all of the Partnership’s present and future personal property and all of the present and future personal property of its guarantors, the capital stock of its material subsidiaries (or 66% of the capital stock of material foreign subsidiaries), and any intercompany debt. Upon the first achievement by the Partnership of an investment grade credit rating, all security interests securing the Credit Agreement will be released.

The foregoing description is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

As disclosed in Item 1.01 above, the Partnership entered into the Contribution Agreement on September 25, 2014, for the MACS Transaction. On October 1, 2014, the Partnership completed the MACS Transaction and, as of the closing of the MACS Transaction, MACS and its subsidiaries became indirect wholly owned subsidiaries of the Partnership.

The information set forth under the heading "Contribution Agreement for Acquisition of Mid-Atlantic Convenience Stores, LLC" under Item 1.01 and the information set forth under Item 3.02 is hereby incorporated into this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

On September 25, 2014, the Partnership entered into a new Credit Agreement.  The description of the Credit Agreement in Item 1.01 is incorporated by reference into this Item 2.03, and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto, respectively, and also incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As disclosed in Item 1.01 above, the Partnership entered into the Contribution Agreement on September 25, 2014, for the MACS Transaction. On October 1, 2014, the Partnership completed the MACS Transaction pursuant to which it issued 3,983,540 Common Units to ETC as partial consideration for the MACS Transaction.  The information relating to the Contribution Agreement set forth under the heading “Contribution Agreement for Acquisition of Mid-Atlantic Convenience Stores, LLC” under Item 1.01 is incorporated by reference into this Item 3.02.

The 3,983,540 Common Units issued to ETC were issued and sold in a private transaction exempt from registration under Section 4(2) of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

The financial statements that may be required in connection with the MACS Transaction are not included in this Current Report on Form 8-K. The Partnership will file the required financial statements within 71 calendar days after the date this Current Report on Form 8-K was required to be filed with the Securities and Exchange Commission.

(b)  Pro forma financial information.

The financial statements that may be required in connection with the MACS Transaction are not included in this Current Report on Form 8-K. The Partnership will file the required financial statements within 71 calendar days after the date this Current Report on Form 8-K was required to be filed with the Securities and Exchange Commission.

(d)  Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
2.1	Contribution Agreement, dated as of September 25, 2014, by and among Mid-Atlantic Convenience Stores, LLC, ETC M-A Acquisition LLC, Susser Petroleum Partners LP and Energy Transfer Partners, L.P.

2.2	Purchase and Sale Agreement, entered into as of September 25, 2014, by and among Susser Petroleum Property Company LLC, Susser Petroleum Partners LP and Henger BV Inc.

10.1

Credit Agreement among Susser Petroleum Partners LP, as the Borrower, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and an LC Issuer, dated September 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSSER PETROLEUM PARTNERS LP

By:	SUSSER PETROLEUM PARTNERS GP LLC,
its General Partner

By:	/s/ Mary E. Sullivan
Name:	Mary E. Sullivan
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date:  October 1, 2014

SUSSER PETROLEUM PARTNERS LP

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit Number	Description
2.1	Contribution Agreement, dated as of September 25, 2014, by and among Mid-Atlantic Convenience Stores, LLC, ETC M-A Acquisition LLC, Susser Petroleum Partners LP and Energy Transfer Partners, L.P.

2.2	Purchase and Sale Agreement, entered into as of September 25, 2014, by and among Susser Petroleum Property Company LLC, Susser Petroleum Partners LP and Henger BV Inc.

10.1

Credit Agreement among Susser Petroleum Partners LP, as the Borrower, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Collateral Agent, Swingline Lender and an LC Issuer, dated September 25, 2014.